Exhibit 99.1
FOR IMMEDIATE RELEASE
VERMILLION EMERGES FROM BANKRUPTCY
Company Poised to Launch OVA1™
FREMONT, CA, January 22, 2010/PR Newswire-First Call/ —Vermillion, Inc. (VRMLQ.PK) today announced it has successfully emerged from protection under Chapter 11 of the United States Bankruptcy Code in fewer than 10 months following its filing for bankruptcy protection in the United States Bankruptcy Court for the District of Delaware. Vermillion emerged from bankruptcy with all creditors receiving 100 percent of allowed claims and with the common stock being fully restated.
“We couldn’t be more thrilled about our successful restructuring. Vermillion is emerging from bankruptcy as a well-capitalized, leading diagnostics company, poised to launch our OVA1 test. This is a great day for all of our stakeholders as well as women who will benefit from OVA1” said Gail Page, executive chair of Vermillion. “We are in a position to resume development of our other programs in ovarian cancer and peripheral arterial disease” she added.
Vermillion’s legal advisor in connection with its successful reorganization efforts is Paul, Hastings, Janofsky & Walker LLP.
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About Vermillion
Vermillion, Inc. is dedicated to the discovery, development and commercialization of novel high-value diagnostic tests that help physicians diagnose, treat and improve outcomes for patients. Vermillion, along with its prestigious scientific collaborators, has diagnostic programs in oncology, hematology, cardiology and women’s health. Vermillion is based in Fremont, California. Additional information about Vermillion can be found on the Web at www.vermillion.com.
About the OVA1 Test
The OVA1 Test is a qualitative serum test that combines the results of five immunoassays into a single numerical score. It is indicated for women who meet the following criteria: over age 18, ovarian adnexal mass present for which surgery is planned, and not yet referred to an oncologist. The test utilizes five well-established biomarkers -— Transthyretin (TT or prealbumin), Apolipoprotein A-1 (Apo A-1), â2-Microglobulin (â2M), Transferrin (Tfr) and Cancer Antigen 125 (CA 125 II) -— and a proprietary algorithm to determine the likelihood of malignancy in women with pelvic mass for whom surgery is planned.
OVA1(tm) Test is a trademark of Vermillion Inc.

Forward-Looking Statements:
Certain matters discussed in this press release contain forward-looking statements that involve significant risks and uncertainties, including statements regarding Vermillion’s plans, objectives, expectations and intentions. These forward-looking statements are based on Vermillion’s current expectations. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for such forward-looking statements. In order to comply with the terms of the safe harbor, Vermillion notes that a variety of factors could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. There are no guarantees that Vermillion will succeed in its efforts to commercialize ovarian cancer or OVA1 diagnostics products in 2010 or during any other period of time. Factors that could cause actual results to materially differ include but are not limited to: (1) uncertainty in obtaining intellectual property protection for inventions made by Vermillion; (2) unproven ability of Vermillion to develop, and commercialize ovarian cancer diagnostic products based on findings from its disease association studies; (3) uncertainty as to whether Vermillion will be able to obtain any required regulatory approval of its future diagnostic products; (4) uncertainty of market acceptance of its OVA1 diagnostic test or future diagnostic products, including the risk that its products will not be competitive with products offered by other companies, or that users will not be entitled to receive adequate reimbursement for its products from third party payers such as private insurance companies and government insurance plans; (5) uncertainty that Vermillion will successfully license or otherwise successfully partner with third parties to commercialize its products; (6) uncertainty whether the trading in Vermillion’s stock will become significantly less liquid or Vermillion’s ability to relist its shares on the Nasdaq Global Select Market or on other national securities exchange; and (7) other factors that might be described from time to time in Vermillion’s filings with the Securities and Exchange Commission. All information in this press release is as of the date of this report, and Vermillion expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in Vermillion’s expectations or any change in events, conditions or circumstances on which any such statement is based, unless required by law.